As filed with the Securities and Exchange Commission on June 1, 2009.

Registration Statement No. 33-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________________________

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

200 East Jackson Street, Muncie, Indiana 47305

(Address of Principal Executive Offices)

FIRST MERCHANTS CORPORATION 2009 LONG-TERM EQUITY INCENTIVE PLAN

FIRST MERCHANTS CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

______________________________________________________

Mark K. Hardwick	With a copy to:
Executive Vice President and	David R. Prechtel, Esq.
Chief Financial Officer	Jeremy E. Hill, Esq.
First Merchants Corporation	Bingham McHale, LLP
200 East Jackson Street	2700 Market Tower
Muncie, Indiana 47305	10 West Market Street
Indianapolis, Indiana 46204
(Name and address of agent for service)	(317) 635-8900

765-747-1530

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Amount Proposed Proposed Amount of Title of securities to be maximum offering maximum aggregate registration to be registered registered (1) (2) price per share (3) offering price (3) fee (3)

Common Stock,

no par value	1,000,000 Shares	$9.78	$9,780,000	$545.72

(1)

Represents 600,000 shares of Common Stock issuable under the First Merchants Corporation 2009 Long-Term Equity Incentive Plan and 400,000 shares of Common Stock issuable under the First Merchants Corporation 2009 Employee Stock Purchase Plan.

(2)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Furthermore, pursuant to Rule 416(a) of the Act, there are being registered such additional shares as may be issuable as a result of stock splits and stock dividends on, and similar capital changes to, the registered securities.

(3)

The registration fee has been calculated pursuant to Rule 457(c) and (h) under the Act on the basis of $9.78 per share, which was the average of the high and low prices reported for First Merchants Corporation's common stock by the NASDAQ Global Select Market on May 29, 2009.

            This Registration Statement on Form S-8 ( the “Registration Statement”) shall become effective upon filing in accordance with Rule 462(a) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of First Merchants Corporation (the “Registrant”) is being filed by the Registrant to register 400,000 of the Registrant’s common stock, no par value (the “Common Stock”), issuable under the First Merchants Corporation 2009 Employee Stock Purchase Plan and 600,000 shares of Common Stock under the First Merchants Corporation 2009 Long-Term Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL

INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant (SEC File No. 0-17071) with the Securities Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a)       Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Commission on March 16, 2009, as amended.

(b)       Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the Commission on May 11, 2009.

(c)       Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2009, January 26, 2009, February 23, 2009, March 5, 2009, March 31, 2009 and May 11, 2009.

(d)       The description of the Registrant's Common Stock contained in the Registrant's Form 8-A filed with the Commission on July 18, 1988, and all amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As an Indiana corporation, the Registrant is subject to Indiana law. Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.

The Registrant’s Articles of Incorporation, as amended, and By-Laws, as amended, provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above. This indemnification is to the full extent and according to the procedures and requirements of Indiana law.

Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder, generally prohibits the Registrant from making indemnification payments to a director or officer with regard to any administrative proceeding successfully brought by a federal banking agency against the director or officer.

The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, First Merchants has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The following exhibits are being filed as part of this Registration Statement:

EXHIBIT NUMBER

ASSIGNED IN

REGULATION S-K	EXHIBIT
ITEM 601. . . . . . . .	NUMBER	DESCRIPTION OF EXHIBIT
(4) . . . . . . . . . . . . . . .	4.1 ARTICLES OF INCORPORATION OF FIRST MERCHANTS CORPORATION (INCORPORATED BY REFERENCE TO EXHIBIT 3.1 OF FIRST MERCHANTS’ ANNUAL REPORT ON FORM 10-K/A FILED WITH THE COMMISSION ON MARCH 31, 2009)

4.2	BY-LAWS OF FIRST MERCHANTS CORPORATION (INCORPORATED BY REFERENCE TO EXHIBIT 3.2 OF FIRST MERCHANTS' ANNUAL REPORT ON FORM 10-K/A FILED WITH THE COMISSION ON MARCH 31, 2009)

4.3	FIRST MERCHANTS CORPORATION 2009

EMPLOYEE STOCK PURCHASE PLAN (INCORPORATED BY REFERENCE TO EXHIBIT 10.1 OF FIRST MERCHANTS' CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON MAY 11, 2009)

4.4	FIRST MERCHANTS CORPORATION 2009 LONG-TERM EQUITY INCENTIVE PLAN (INCORPORATED BY REFERENCE TO EXHIBIT 10.2 OF FIRST MERCHANTS’ CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON MAY 11, 2009)

(5) . . . . . . . . . . . . . . .	5.1*	OPINION OF BINGHAM MCHALE LLP

(23) . . . . . . . . . . . . . . . 23.1*	CONSENT OF BKD LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

23.2*	CONSENT OF BINGHAM MCHALE LLP (INCLUDED IN EXHIBIT 5.1)

(24) . . . . . . . . . . . . . . .	24.1*	POWER OF ATTORNEY (SEE SIGNATURE
______________________________	PAGE)

* Filed herewith

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to §230.424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, That the undertakings provided in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daleville, State of Indiana, on May 22, 2009.

FIRST MERCHANTS CORPORATION

By:    /s/ Michael C. Rechin

Michael C. Rechin, President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael C. Rechin and Mark K. Hardwick and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 22, 2009 by the following persons in the capacities indicated:

Signature	Capacity
With Registrant

/s/ Michael C. Rechin	President, Chief Executive Officer and Director
Michael C. Rechin	(Principal Executive Officer)

/s/ Mark K. Hardwick	Executive Vice President and Chief Financial
Mark K. Hardwick	Officer (Principal Financial and Accounting Officer)

/s/ Charles E. Schalliol	Chairman of the Board and Director
Charles E. Schalliol

/s/ Thomas B. Clark
Thomas B. Clark	Director

Jerry R. Engle	Director

/s/ Roderick English
Roderick English	Director

JoAnn M. Gora	Director

William L. Hoy	Director

/s/ Barry J. Hudson
Barry J. Hudson	Director

Patrick A. Sherman	Director

/s/ Terry L. Walker
Terry L. Walker	Director

/s/ Jean L. Wojtowicz
Jean L. Wojtowicz	Director

Pursuant to the requirements of the Securities Act of 1933, the undersigned, being all of the members of the Compensation and Human Resources Committee of the Board of Directors of First Merchants Corporation (the committee responsible for administering the First Merchants Corporation 2009 Employee Stock Purchase Plan and the First Merchants Corporation 2009 Long-Term Equity Incentive Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Daleville, State of Indiana, on May 22, 2009.

FIRST MERCHANTS CORPORATION 2009 EMPLOYEE

STOCK PURCHASE PLAN and 2009 LONG-TERM EQUITY

INCENTIVE PLAN

By:/s/ Thomas B. Clark	Member of Compensation
Thomas B. Clark	and Human Resources Committee

By:/s/ Roderick English	Member of Compensation
Roderick English	and Human Resources Committee

By:/s/ Charles E. Schalliol	Member of Compensation
Charles E. Schalliol	and Human Resources Committee

INDEX TO EXHIBITS

EXHIBIT NUMBER

ASSIGNED IN

REGULATION S-K	EXHIBIT
ITEM 601. . . . . . . .	NUMBER	DESCRIPTION OF EXHIBIT
(4) . . . . . . . . . . . . . . .	4.1 ARTICLES OF INCORPORATION OF FIRST MERCHANTS CORPORATION (INCORPORATED BY REFERENCE TO EXHIBIT 3.1 OF FIRST MERCHANTS’ ANNUAL REPORT ON FORM 10-K/A FILED WITH THE COMMISSION ON MARCH 31, 2009)

4.2	BY-LAWS OF FIRST MERCHANTS CORPORATION (INCORPORATED BY REFERENCE TO EXHIBIT 3.2 OF FIRST MERCHANTS' ANNUAL REPORT ON FORM 10-K/A FILED WITH THE COMISSION ON MARCH 31, 2009)

4.3	FIRST MERCHANTS CORPORATION 2009

EMPLOYEE STOCK PURCHASE PLAN (INCORPORATED BY REFERENCE TO EXHIBIT 10.1 OF FIRST MERCHANTS' CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON MAY 11, 2009)

4.4	FIRST MERCHANTS CORPORATION 2009 LONG-TERM EQUITY INCENTIVE PLAN (INCORPORATED BY REFERENCE TO EXHIBIT 10.2 OF FIRST MERCHANTS’ CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON MAY 11, 2009)

(5) . . . . . . . . . . . . . . .	5.1*	OPINION OF BINGHAM MCHALE LLP

(23) . . . . . . . . . . . . . . .	23.1*	CONSENT OF BKD LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

23.2*	CONSENT OF BINGHAM MCHALE LLP (INCLUDED IN EXHIBIT 5.1)

(24) . . . . . . . . . . . . . . .	24.1*	POWER OF ATTORNEY (SEE SIGNATURE
______________________________	PAGE)

* Filed herewith

EXHIBIT 5.1

OPINION OF BINGHAM MCHALE LLP

June 1, 2009

Board of Directors

First Merchants Corporation

200 East Jackson Street

Muncie, Indiana 47305

Gentlemen:

We have acted as counsel to First Merchants Corporation, an Indiana corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the purposes of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,000,000 of the Company’s authorized but unissued shares of common stock (the “Common Shares”) issuable under the First Merchants Corporation 2009 Employee Stock Purchase Plan and the First Merchants Corporation 2009 Long-Term Equity Incentive Plan (the “Plans”). We are rendering the opinions contained herein in connection with the requirements of the Securities Act.

In connection with the foregoing, we have been provided with and have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

A.	The Registration Statement;

B.	The Plans;

C.	Resolutions of the Board of Directors of the Company (the “Resolutions”), as certified by the Secretary of the Company as of June 1, 2009;

D.	The Articles of Incorporation of the Company, as certified by the Secretary of the Company as of June 1, 2009;

E.	The By-Laws of the Company, as certified by the Secretary of Company as of June 1, 2009; and

F.	Such other documents, instruments, and certificates as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein.

For purposes of this opinion, we have examined the above documents and have made such examination of Indiana law as we have deemed necessary and appropriate. We have relied upon the above documents as to matters of fact. Except as otherwise expressly stated herein, we have not independently checked or verified the accuracy or completeness of the information set forth or certified in such documents.

We further advise you that we have not made any special examination of, and are not expressing any opinion regarding, the affairs or financial condition of the Company.

In examining the above-listed items, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, representative, photostatic or telefacsimile copies. We also have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature. Finally, we have assumed that the Resolutions have not and will not be amended, altered or superseded prior to the issuance of the Common Shares; and that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Common Shares.

As to any facts material to our opinion which we did not independently establish or verify, we have been furnished with, and have solely relied upon, a certificate of the secretary of the Company delivered to us in connection with this opinion. With respect to matters relating to the due incorporation or organization and valid existence of the Company, we have obtained and relied solely upon a certificate of existence for the Company issued by the Indiana Secretary of State.

Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Common Shares are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Common Shares have been delivered against payment therefor as contemplated by the Plans, the Common Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.

Very truly yours,

BINGHAM MCHALE LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Merchants Corporation (the “Corporation”) of our reports dated March 16, 2009 on the consolidated financial statements of the Corporation as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and on our report on the effectiveness of internal control over financial reporting of the Corporation as of December 31, 2008, which reports are included in the Corporation’s Annual Report on Form 10-K.

BKD, LLP

Indianapolis, Indiana

May 29, 2009